EXHIBIT 23

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our reports included and incorporated by reference in this Form 10-K into the Company's previously filed Registration Statement File No. 33-45089.


ARTHUR ANDERSEN LLP

Atlanta, Georgia
March 30, 1995